SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 21, 2005

Date of Report (Date of earliest event reported)

iBASIS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-27127	04-3332534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Second Avenue, Burlington, MA  01803

(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 21, 2005, iBasis, Inc., a Delaware corporation (the “Company”) entered into an agreement with JMG Triton Offshore Fund, Ltd. and JMG Capital Partners (together, “JMG”), pursuant to which JMG converted $8,000,000 aggregate principal amount of the Company’s 8% Secured Convertible Notes due 2007 (the “8% Notes”) held by JMG, in accordance with the terms of that certain Indenture, dated as of June 18, 2004, among the Company, certain of the Company’s subsidiaries, and The Bank of New York, relating to the 8% Notes, in exchange for 4,324,324 shares of the Company’s Common Stock, $0.001 par value per share, plus a cash premium of $480,000 to encourage the early conversion.  A copy of the agreement with JMG is filed as Exhibit 10.1 to this report.

A copy of the press release announcing this and similar transactions is attached hereto as Exhibit 99.1 and is incorporated in this Item 1.01 by reference.

Item 9.01.	Exhibits.

(c)	Exhibits.

Exhibit
	Number	Description

	10.1	Letter Agreement, dated as of June 21, 2005, among the Company, JMG Triton Offshore Fund, Ltd. and JMG Capital Partners

	99.1	Press release, dated June 23, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2005	iBASIS, INC.

	By:	/s/ Richard Tennant
Vice President, Finance and Administration And Chief Financial Officer (Principal Financial and Accounting Officer)